EXHIBIT 21.1

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
PLACE OF INCORPORATION AND PERCENTAGE OWNED

	Place of	Percentage
Subsidiary	Incorporation	Owned

ABRAXAS CORPORATION	Virginia	100%

ABRAXAS DAUNTLESS, INC.	Virginia	100%

CTS — NORDIC AKTIEBOLAG	Sweden	100%

CUBIC ADVANCED LEARNING SOLUTIONS, INC.	Florida	100%

CUBIC APPLICATIONS, INC.	California	100%

CUBIC CYBER SOLUTIONS, INC.	Delaware	100%

CUBIC DE MEXICO	Mexico	100%

CUBIC DEFENSE APPLICATIONS, INC.	California	100%

CUBIC DEFENCE AUSTRALIA PTY LIMITED	Australia	100%

CUBIC DEFENCE NEW ZEALAND LIMITED	New Zealand	100%

CUBIC DEFENCE SYSTEMS LIMITED	United Kingdom	100%

CUBIC FIELD SERVICES CANADA LIMITED	Canada	100%

CUBIC GLOBAL TRACKING SOLUTIONS, INC.	Delaware	100%

CUBIC GTS INTERNATIONAL, CSJC	Republic of Armenia	100%

CUBIC HOLDINGS LTD.	New Zealand	100%

CUBIC LAND, INC.	California	100%

CUBIC MIDDLE EAST, INC.	Delaware	100%

CUBIC RANGE DESIGN SOLUTIONS LTD.	England	100%

CUBIC RANGE DESIGN SOLUTIONS PTE LTD	Singapore	100%

CUBIC SIMULATION SYSTEMS, INC.	Delaware	100%

CUBIC TECHNOLOGIES DENMARK APS	Denmark	100%

CUBIC TECHNOLOGIES PTE. LTD.	Singapore	100%

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED	Australia	100%

CUBIC TRANSPORTATION SYSTEMS CANADA, LTD.	Canada	100%

CUBIC TRANSPORTATION SYSTEMS CHICAGO, INC.	Illinois	100%

	Place of	Percentage
Subsidiary	Incorporation	Owned
CUBIC TRANSPORTATION SYSTEMS (DEUTSCHLAND) GmbH	Germany	100%

CUBIC TRANSPORTATION SYSTEMS, INC.	California	100%

CUBIC TRANSPORTATION SYSTEMS (INDIA) PVT LIMITED	India	100%

CUBIC TRANSPORTATION SYSTEMS (ITMS) LIMITED	England	100%

CUBIC TRANSPORTATION SYSTEMS LIMITED	England	100%

CUBIC TRANSPORTATION SYSTEMS NORDIC AS	Norway	100%

CUBIC TRANSPORTATION SYSTEMS SINGAPORE PTE. LTD.	Singapore	100%

CUBIC TRANSPORTATION SYSTEMS TECHNOLOGIES HOLDING COMPANY	Cayman Islands	100%

CUBIC (U.K.) LIMITED	England	100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.	Delaware	100%

INTIFIC, INC	Delaware	100%

NEK SERVICES, INC.	Colorado	100%

NEXTBUS, INC.	California	100%

OMEGA TRAINING GROUP, INC.	Georgia	100%

SAFE HARBOR SYSTEMS, LLC	Virginia	100%

TRANSACTION SYSTEMS LIMITED	England	50%

URBAN INSIGHTS ASSOCIATES, INC.	Virginia	100%

XD SOLUTIONS, LLC	Virginia	100%

XIO STRATEGIES, INC.	Virginia	100%